UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

Update on Preparations to Drill Burkley-Phillips No. 1 Well on Buena Vista Prospect

On May 3, 2010, Mainland Resources, Inc. (the "Company" or "Mainland") issued a press release announcing that the Company, as Operator, is preparing to drill the Burkley-Phillips No. 1 well to test the Haynesville shale formation on the Buena Vista Prospect in Mississippi.

Mainland and RAPAD Drilling & Well Service, Inc., ("RAPAD") have entered into a drilling contract where RAPAD will provide the rig necessary to drill the initial well by Mainland on its Buena Vista Project to a depth of 22,000 feet, or a depth sufficient to test the Haynesville shale formation. RAPAD is a veteran driller with multiple deep well experience in this region since 1946.

Extensive proprietary data from a previous well drilled on the Buena Vista, combined with petrochemical analysis reviewed by Mainland Resources' land and geological teams provide the basis for drilling the Burkley-Phillips No. 1 well to the deeper Haynesville formation. It will be the only well drilled by any company on the Buena Vista area to test the Haynesville shale formation since shale gas has emerged as a major production resource.

The estimated cost to drill and complete the Burkley-Phillips No.1 well to test the Haynesville shale formation is projected to be US $13,550,000.

Mainland has also contracted J. Mark Hardee, President of Rig Managers, Inc., to manage and oversee the drilling of the well. Mr. Hardee has over twenty-two years of oilfield experience and has directly supervised over 475 drilling projects in the southeastern United States, a majority of them in the Mississippi and Alabama regions. The Rig Managers team drills about 60 wells per year and has been personally involved in one of the deepest wells drilled in Mississippi in recent history to a depth of 24,500 feet.

Mainland has already initiated the site work, pad preparation, road construction, permitting and drill preparations required to spud the Burkley-Phillips No. 1 well between June 1 and June 15, 2010.

The Company's working interest in the Burkley-Phillips No.1 is 72%. Mainland will fund 90% of the well costs to earn its 72% interest in the well. Guggenheim Partners LLC will fund 10% of the well costs in order to earn an 8% working interest in the well.

Mainland currently holds interest in excess of 17,000 acres in the Buena Vista Prospect.

A copy of the press release is filed as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration Corporation ("American Exploration") announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

3.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated May 3, 2010*

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: May 3, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

4.